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                                                                  EXHIBIT 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement and to the incorporation by reference in this registration statement of our reports dated February 3, 1997 (except for Note 14, as to which the date was March 13, 1997) included in the Powertel, Inc. (formerly known as InterCel, Inc.) and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1996.

/s/ Arthur Andersen LLP

Atlanta, Georgia
July 15, 1997